UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2008

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth or incorporated by reference in Item 8.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information set forth or incorporated by reference in Item 8.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

Pursuant to the terms of the Indenture, dated as of December 16, 2004 (the “Indenture”), between Getty Images, Inc. (the “Company” or “we”) and The Bank of New York, as trustee (the “Trustee”), holders of the Company’s 0.5% Convertible Subordinated Debentures, Series B due 2023 (the “Debentures”) had the contractual right to require the Company to purchase on June 9, 2008 (the “Purchase Date”) any or all of the outstanding Debentures held by each such holder at a purchase price of 100% of the principal amount thereof, plus accrued but unpaid interest, payable in cash, after which such purchased Debentures would cease to be outstanding (the “Put Option”). In compliance with the terms of the Debentures and the Indenture, a notice of the Put Option and the Purchase Date was sent to holders of the Debentures on May 5, 2008.

As of 5:00 pm Eastern Daylight Time on June 9, 2008, the deadline for holders to submit notices of election to exercise the Put Option (“Purchase Notices”), holders of approximately $261.4 million of the $265.0 million aggregate principal amount of the Debentures (approximately 99% of the Debentures) had submitted such Purchase Notices to the Trustee. The purchase price for Debentures as to which Purchase Notices were validly given and not withdrawn (the “Aggregate Purchase Price”) was paid on June 10, 2008, in accordance with the terms of the Indenture. Following the Company’s purchase of the Debentures pursuant to the Put Option, approximately $3.6 million in aggregate principal amount of the Debentures remains outstanding.

On June 10, 2008, the Company drew down approximately $265.0 million from its senior unsecured revolving credit facility with US Bank National Association, as Administrative Agent and Sole Lead Arranger, dated March 19, 2007, as amended (the “Facility”), in connection with the payment of the Aggregate Purchase Price. A description of the Facility, which is incorporated by reference herein, is contained in the following periodic reports filed with the Securities and Exchange Commission: Form 8-K filed March 23, 2007, Form 8-K filed March 19, 2008 and Form 8-K/A filed June 4, 2008.

Upon the retirement of the Debentures solely for cash, we will be required to pay U.S. Federal and state income taxes relating to the recapture of original issuance discount deductions we have taken in excess of the stated coupon interest rate on these redeemed Debentures. The additional tax payable associated with the amount to be recaptured is approximately $45 million. This amount has already been provided for as a deferred tax liability on our consolidated balance sheet and therefore, this cash payment, which will be made later in 2008, will not impact our consolidated statements of income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ JOHN LAPHAM
John Lapham
Senior Vice President and General Counsel

Date: June 10, 2008